As Filed with the Commission on November 5, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2019

ABCO ENERGY, INC.

(Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	ABCE	OTCPK

ITEM 5.02:	Departure of Directors or Certain Officers, Election of Director; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 1, 2019, Wayne Marx, the sole director of the Company, appointed Mr. Adrian Balinski as the Chief Financial Officer, effective October 10, 2019  and effective November 1, 2019,  appointed Mr. Balinski  and Mr. Michael Mildebrandt as directors of the Company. Mr. Mildebrandt was also appointed  as President of the Company.

Mr. Michael Mildebrandt has been VP Sales since 2016. He has been employed by ABCO for the last three years successfully selling residential and commercial solar products from our Tucson, Arizona office. Mike spent 8 years in the United States Air Force and 6 years in the Arizona Air National Guard. During the 20 years after Mike’s air force employment, he was in the direct sales business as well as operating his own successful water treatment business and home appliance franchise businesses. Mike is married and is 55 years of age.

Mr. Balinski has served as Controller for ABCO for the past two years. He holds a Bachelor’s Degree in Accounting and a Master’s Degree in Finance and Accounting. He brings over a decade of experience leading and directing the financial, commercial and business operations of growth-oriented businesses. He began his professional career working as Controller for two firms in the housing construction business in the Tucson, Arizona area specializing in Operations and Finance. He has over two years of experience with public entities and SEC filings. After leaving his previous job and obtaining his Master’s Degree in 2017, he began as the ABCO Controller. He is married and is 53 years of age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: November 5, 2019	By: /s/ Wayne Marx
Name: Wayne Marx
Title: Secretary